EXHIBIT 99.1

PRESS RELEASE OF VINTAGE WINE ESTATES, INC. DATED JULY 20, 2023

News Release

937 Tahoe Boulevard, Suite 210 | Incline Village, NV 89451

For Immediate Release

Vintage Wine Estates Provides Business Update
and Preliminary Outlook for Fiscal 2024

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Preliminary unaudited fiscal 2023 revenue is estimated to be $290 million with gross margin of approximately 30% to 32%
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Announces preliminary expectations for fiscal 2024 reflecting restructuring benefits and business improvements
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Simplification of business and reduced SKUs enables warehouse optimization, improved fulfillment execution and better accountability and productivity expected to drive gross margin expansion of an estimated 700 basis points in fiscal 2024
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Organizational restructuring and other cost savings expected to result in approximately $20 million reduction in selling, general and administrative expense (“SG&A”) for fiscal 2024
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Separately announced appointment of Seth Kaufman as President and CEO

INCLINE VILLAGE, NV, July 20, 2023 - Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (“VWE” or the “Company”), one of the top wine producers in the U.S. with an industry leading direct-to-consumer platform, today provided an update on its simplification and cost reduction activities, progress on productivity improvements, preliminary fiscal 2023 results and fiscal 2024 expectations.

Jon Moramarco, Interim CEO, commented, “In the latter half of fiscal 2023, we shifted our strategy to benefit from our solid foundation built over 20 years, capitalize on our valuable asset base, focus on our key powerful brands, and leverage our strong and experienced team. We initiated our Five-Point Plan that we believe will enable us to drive stronger earnings power, reinforce a sustainable foundation for future growth and continue our position as a leading vintner with a strong portfolio of affordable luxury brands. We have made excellent progress with this plan by simplifying the business and taking out costs. We are driving better productivity in our bottling and canning facilities to improve gross margin. Through our identified actions, we expect to reduce annualized SG&A by more than 15%. The savings are from a combination of personnel savings, improvement of freight lanes, elimination of certain professional fees and more focused advertising spend.”

He added, “Fiscal 2024 will be a year of transition and while we expect revenue to decline, we plan for margins to measurably improve. We believe our strategy will enable the Company to better scale and grow beyond fiscal 2024. Importantly, Seth Kaufman has agreed to join us as President & CEO to drive that potential.” Separately today, the Company announced that
Mr. Kaufman will be joining VWE not later than October 30, 2023, from LVMH.

Five-Point Plan to Drive Improvements

The Company’s Five-Point Plan is centered around five priorities which include margin expansion through simplification and better execution, measurable cost reduction, disciplined cash management, monetizing assets and reducing debt and growing revenue in its key brands.

In the last six months, VWE has eliminated over 50% of SKUs to 2,000 and has begun to streamline internal shipping lanes and warehouse operations to reduce costs and improve productivity and safety. In addition, the Company has expanded bottling output by over 40% year-over-year. Of note, VWE has raised prices on several brands, improved pricing in tasting rooms and increased shipping costs.

As part of its restructuring plan, the Company has reduced its personnel headcount by approximately 4% in addition to the reductions made in March 2023, for expected total annualized savings of approximately $6 million. Restructuring costs are expected to be approximately $6 million to $7 million, with the majority of the expense to occur in the first quarter of fiscal 2024.

In conjunction with the restructuring, President Terry Wheatley tendered her resignation, effective July 19, 2023. Ms. Wheatley commented, “VWE has a very bright future and I believe the actions being taken now will help to deliver greater value. I am confident our people, brands, distributors and customers are in very good hands. I will enjoy watching the progress unfold.”

Other efforts by the Company to simplify the business were the sale of The Sommelier Company and sale of the Tamarack building. Additional actions driving margin improvement included the discontinuation of a less profitable customer program, realignment of brand management and improved warehouse footprint for greater efficiencies.

Cash management is focused on supply chain efficiencies and improved inventory management. Kristina Johnston, Chief Financial Officer, noted, “Ongoing conversations with our lenders continue to advance, and we expect a revised agreement with our lenders prior to reporting our fiscal year end results in September. The amended agreement should provide us the opportunity to execute on our Five-Point Plan, improve margins and cash generation and successfully progress through this transition year.”

Preliminary Unaudited Fiscal 2023 Results and Fiscal 2024 Preliminary Expectations

Preliminary unaudited financial results for fiscal 2023 are estimated to be as follows:

Preliminary unaudited revenue:	Approximately $290 million
Gross margin:	30% to 32%
SG&A:	$118 million to $122 million
Non-cash amortization expense	$7 million to $7.5 million

VWE preliminary expectations for fiscal 2024 based on execution of the restructuring and Five-Point Plan are as follows:

Revenue:	Approximately $250 million to $270 million
Gross margin:	37% to 39%, or an estimated 700 basis point improvement on lower volume
SG&A:	$95 million to $105 million, an estimated 16.5% improvement at mid-point of range
Non-cash amortization expense:	Approximately $6 million to $7 million
Estimated restructuring charges:	$6 million to 7 million

Lower expected revenue in fiscal 2024 primarily reflects approximately $33 million related to the depletion of aged bulk whiskey inventory, $6 million related to the discontinued bottled spirits program and an estimated $9 million SKU rationalization. These declines are being somewhat offset by improved pricing and higher volume in select brands. For fiscal 2024, SG&A excludes executive stock-based compensation awards expected with new leadership.

Teleconference and Webcast
The Company will host a teleconference and webcast today at 4:45 pm ET/1:45 pm PT. The call can be accessed by dialing +1.201.689.8562. Alternatively, the live webcast is available at ir.vintagewineestates.com. An audio replay of the call will be available from approximately 8:45 p.m. ET / 5:45 p.m. PT on the day of the call through Thursday, July 27, 2023. To listen to the audio replay, dial +1.412.317.6671 and enter the conference ID number 13740114. The webcast replay will be available at ir.vintagewinestates.com, where a transcript will also be posted once available.

About Vintage Wine Estates
Vintage Wine Estates is a family of wineries and wines whose singular focus is producing the best quality wines and incredible customer experiences with wineries throughout Napa, Sonoma, California’s Central Coast, Oregon, and Washington State. Since its founding 20 years ago, the Company has grown to be the 14th largest wine producer in the U.S., selling more than two million nine-liter equivalent cases annually. To consistently drive growth, the Company curates, creates, stewards, and markets its many brands and services to customers and end consumers via a balanced omni-channel strategy encompassing direct-to-consumer, wholesale, and exclusive brands arrangements with national retailers. While VWE is diverse across price points and varietals with over 60 brands ranging from $10 to $150 USD at retail, its primary focus is on the fastest growing luxury segment of the U.S. wine industry with the majority of brands selling in the range of $10 to $20 per bottle. The Company regularly posts updates and additional information at vintagewineestates.com.

Forward-Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “believe,” “estimate,” “expect,” “may,” “ongoing,” “plan,” “should,” “will,” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, statements regarding VWE’s preliminary unaudited fiscal 2023 results, organization restructuring and other cost savings and expected results therefrom, expected results from the implementation of the Company’s Five-Point Plan, expectations reflecting restructuring benefits and business improvements in fiscal 2024, the appointment of Seth Kaufman as President and CEO, the conversations with the Company’s lenders, and the expectations and timing of an amendment to the agreement with the Company’s lenders. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of VWE’s management. These forward-looking statements are not intended to serve as, and should not be relied on by any investor as, a guarantee of actual performance or an assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: the Company’s limited experience operating as a public company and its ability to remediate its material weakness in internal control over financial reporting and to maintain effective internal control over financial reporting, the ability of the Company to retain key personnel, the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, rising inflation, fluctuations in prices, interest rates and market demand; risks relating to the uncertainty of projected financial information; the effects of competition on VWE’s future business; risks related to the organic and inorganic growth of VWE’s business and the timing of expected business milestones; the potential adverse effects of the ongoing COVID-19 pandemic on VWE’s business and the U.S. economy; declines or unanticipated changes in consumer demand for VWE’s products; VWE’s ability to adequately source grapes and other raw materials and any increase in the cost of such materials; the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business; VWE’s level of insurance against catastrophic events and losses; VWE’s significant reliance on its distribution channels, including independent distributors; potential reputational harm to VWE’s brands from internal and external sources; possible decreases in VWE’s wine quality ratings; integration risks associated with recent acquisitions; possible litigation relating to misuse or abuse of alcohol; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; VWE’s ability to maintain necessary licenses; VWE’s ability to protect its trademarks and other intellectual property rights; risks associated with the Company’s information technology and ability to maintain and protect personal information; VWE’s ability to make payments on its indebtedness; and those factors discussed in the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. There may be additional risks including other adjustments that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date and time of this news release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

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Contacts:

Investors Deborah K. Pawlowski Kei Advisors LLC dpawlowski@keiadvisors.com Phone: 716.843.3908	Media Mary Ann Vangrin mvangrin@vintagewineestates.com